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                                                                   Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-65049) pertaining to the Hardinge Inc. Savings Plan of our report dated January 28, 2002, except for Note 4 as to which the date is March 25, 2002 with respect to the consolidated financial statements and schedule of Hardinge Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                 /s/ Ernst & Young LLP

                                                 Ernst & Young LLP


Buffalo, New York
March 25, 2002